INVESTMENT SUB-ADVISORY AGREEMENT DATED OCTOBER 1, 2014

BETWEEN NUVEEN FUND ADVISORS, LLC AND

NUVEEN ASSET MANAGEMENT, LLC

NUVEEN INVESTMENT TRUST II

SCHEDULE A

AMENDED AS OF NOVEMBER 5, 2018

Fund	Effective Date	Period End	Compensation Percentage
Nuveen Equity Long/Short Fund	October 15, 2014	August 1, 2019	50.0000%
Nuveen Growth Fund	October 1, 2014	August 1, 2019	50.0000%
Nuveen International Growth Fund	October 1, 2014	August 1, 2019	50.0000%
Nuveen Emerging Markets Equity Fund	November 5, 2018	August 1, 2020	50.0000%

[SIGNATURE PAGE FOLLOWS]

November 5, 2018

NUVEEN FUND ADVISORS, LLC

	BY:	/S/ CHRISTOPHER M. ROHRBACHER
Managing Director

ATTEST:

/s/ Virginia O’Neal

NUVEEN ASSET MANAGEMENT, LLC

	BY:	/S/ GIFFORD R. ZIMMERMAN
Managing Director

ATTEST:

/s/ Virginia O’Neal

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